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                                                        Exhibit 23


                       Consent of Independent Auditors


We consent to the incorporation by reference in Post-Effective Amendment No. 1 to the Registration Statement (Form S-8 No. 33-52605) pertaining to the Stock Savings and Retirement Income Plan and Trust (Amended and Restated) of Roadway Services, Inc. of our reports (a) dated January 24, 1995, with respect to the consolidated financial statements of Roadway Services, Inc. incorporated by reference in its Annual Report (Form 10-K) and the related financial statement schedule included therein and (b) dated May 26, 1995, with respect to the financial statements and schedules of the Roadway Services, Inc. Stock Savings and Retirement Income Plan and Trust (Amended and Restated) included in the Plan's Annual Report (Form 11-K), both for the year ended December 31, 1994, filed with the Securities and Exchange Commission.



                                                        ERNST & YOUNG LLP
Akron, Ohio
December 27, 1995